Exhibit 99.1

Hall of Fame Resort and Entertainment Company Secures $33.4 Million PACE Loan

Company Release - 7/6/2022 8:00 AM ET

Proceeds to be used to continue investing in the growth of the Hall of Fame Village

CANTON, Ohio--(BUSINESS WIRE)-- Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced it secured approximately $33.4 million in Property Assessed Clean Energy (“PACE”) financing from Stonehill Strategic Capital, LLC. The financing was approved by the Canton City Council in coordination with the Canton Regional Energy Special Improvement District.

The PACE model is an innovative mechanism for financing energy efficiency and renewable energy improvements on private property. The PACE financing, coupled with the previously secured $5 million in financing from Stark Community Foundation, Inc., provides HOFV with additional capital for the continued construction of Phase II of the Hall of Fame Village and generates revenue for its business by opening several one-of-a-kind, sports-themed assets at the campus.

“Securing this PACE financing is an important step in the continued growth of our business, providing us with additional capital to continue moving full steam ahead on our plans for the Hall of Fame Village,” stated Michael Crawford, President and CEO of HOFV. “Despite the significant market challenges, we haven’t slowed down or stopped moving forward with our strategic plan, and I’m very proud of all that we’ve achieved so far. There is so much more success in sight, especially as we get set to unveil the Center for Performance, Fan Engagement Zone, Play Action Plaza and our expanded Forever Lawn Youth Sports Complex over the coming weeks.

“I’m thankful for our shareholders who have supported us along the way and to the greater community of Canton for being a loyal partner from the inception of the Hall of Fame Village development, and at each step thereafter. It’s a very exciting time for our Company and I am energized by the significant potential of our business as these new assets open and we break ground in the very near term on the waterpark and on-site hotel, launch season two of the Hall of Fantasy League, release exclusive content produced by Hall of Fame Village Media and progress in our efforts to secure gaming licenses from the State of Ohio.”

The Company has also leveraged PACE financing for the Center for Performance, a 100,000-square-foot exhibition hall and athletic performance space. The Center for Performance will provide year-round capacity for both sport and non-sport events serving guests from around the country. The facility will house Ohio-based sports leagues as well as world-class training facilities, turf practice fields and two basketball courts that can also be used for volleyball.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, the inability to maintain the listing of the Company’s shares on Nasdaq, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company
Media Inquiries: public.relations@hofreco.com
Investor Inquiries: investor.relations@hofreco.com